EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is dated as of October 23, 2007 (the “Effective Date”), by and between PCMT Corporation (the “Company”), and Asher Zwebner (the “Executive”).

WHEREAS, the Executive has been appointed by the Company as Chief Financial Officer as of October 18, 2007 (the “Effective Date”); and

WHEREAS, in recognition of the Executive’s performance and abilities, the Company desires to assure itself of, and to provide for the employment of Executive on the terms and conditions set forth herein; all effective as of the Effective Date; and

WHEREAS, the Executive agrees to be employed by the Company and to perform services for the Company in accordance with the terms and conditions provided herein; all effective as of the Effective Date.

NOW THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, according to the terms and conditions set forth in this Agreement.

2.    Position and Duties. During the Term (as defined in Section 3 herein), the Executive agrees to serve as Chief Financial Officer of the Company and to perform operational and financial management of the Company and such other reasonable duties, consistent with his position, as may be assigned to him from time to time by the Board of Directors (the “Board”) or Chief Executive Officer (the “CEO”) of the Company. The Executive shall report to the Board or the CEO, and shall be given such authority as is appropriate to carry out the duties described herein. The Executive shall devote as much time as necessary to the performance of his duties hereunder.

3.    Term of Agreement. Subject to the provisions of Section 6 of this Agreement, Executive shall be employed by the Company for a period commencing on the Effective Date and ending on the termination hereof (the “Term”) on the terms and subject to the conditions set forth in this Agreement.

4.    Compensation. The Executive shall be paid (“Base Salary”) Three Thousand Dollars 00/100 ($3,000) for each quarterly filing of the Company with the Securities and Exchange Commission (“SEC”) and Five Thousand Dollars 00/100 ($5,000) for the annual report due to the SEC. Each payment shall be made to the Executive promptly upon receipt of an invoice. In addition to the Base Salary, the Company shall pay the Executive for any additional work to be performed by the Executive to the Company, including, without limitation, the incursion by the Company of any special accounting or regulatory requirements or obligations for which the Company shall be responsible such as 8-Ks.

5.    Expenses. The Executive is entitled to receive prompt reimbursement for all normal and reasonable expenses incurred while performing services under this Agreement, including all reasonable travel expenses. Reimbursement for these expenses will be made as soon as administratively feasible after the date the Executive submits appropriate evidence of the expenditure.

6.    Termination of Employment. The Executive’s employment hereunder may be terminated without breach of this Agreement as follows:

a.    Termination for Cause; Resignation without Good Reason. At any time, the Company may terminate the Executive’s employment hereunder for Cause (as defined in this Section 6) or the Executive may voluntarily terminate his employment hereunder without Good Reason (as defined in this Section 6). In such event, the Term will end on the date of any such termination.

For purposes of this Agreement, “Cause” shall be defined as any of the following actions by the Executive: (i) a material breach by the Executive of his obligations under this Agreement, (ii) the continuing and willful refusal or failure (other than during reasonable periods of illness, disability or vacation) by Executive to perform his duties or take any action hereunder or under any lawful and reasonable direction of the Board, a duly constituted committee of the Board, or CEO of the Company, (iii) Executive’s habitual drunkenness or any substance abuse which, in either case, adversely affects the Executive’s performance of his job responsibilities, provided such actions (if capable of being remedied) are not remedied within thirty (30) days after receipt by the Executive of written notice from the Company specifying the nature of such actions, (iv) charging of Executive of a felony by means of indictment or similar action, including without limitation filing of a criminal information, commencing a criminal felony proceeding against Executive, if in the judgment of the Board, such charging of the Executive would substantially interfere with the effectiveness of the Executive as Chief Operating Officer, or conviction of Executive of a felony or plea by the Executive of guilty or nolo contendere with respect to a felony charge, (v) Executive’s commission of a fraud, theft against or embezzlement from the Company, (vi) any intentional misconduct by the Executive (other than misconduct undertaken at the express direction of the Board) which would in the good faith opinion of the Board or the Company’s counsel tend to make the Company liable to any person under any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination, provided that such actions (if capable of being remedied) are not remedied, within thirty (30) days after receipt by the Executive of written notice from the Company specifying the nature of such actions, (vii) any intentional and continuous violation in any material respect of any written policy of the Company or any successor entity adopted in respect to any law referred to in clause (vi) above, (viii) any conduct which, in the good faith opinion of the Board or the Company’s counsel, the Executive knows or should know (either as a result of a prior warning by the Company or the flagrant nature of the conduct) violates applicable law or causes the Company to violate applicable law or (ix) any intentional violation of Section 7 or 8 hereof by Executive. The Company’s continued employment of Executive shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Cause hereunder.

For purposes of this Agreement, “Good Reason” shall mean any one or more of the following: (a) a material reduction in the Executive’s position, duties or responsibilities; (b) a reduction in the Executive’s Base Salary as in effect immediately prior to such reduction or other contractual compensation or contractual employment benefits; (c) the failure of any successor to the Company to expressly assume and honor this Agreement in full; (d) a material breach by the Company of its obligations under this Agreement; or (e) the termination, dissolution, complete or substantial liquidation of the Company. Notwithstanding any provision to the contrary, in order for any event(s) in subparagraphs (a) through (e) above to constitute “Good Reason” for purposes of this Agreement, (i) the Executive must notify the Company in writing within thirty (30) days following the occurrence of the event(s) giving rise to Good Reason (which event(s) must be described by the Executive in reasonable detail in such notice) and (ii) within thirty (30) days after receiving notice from the Executive, the Company must fail to cure the circumstances giving rise to Good Reason.

In the event that the Executive’s employment is terminated by the Company for Cause, or the Executive resigns from his employment without Good Reason, the Executive shall receive severance compensation amounting to any Base Salary accrued but unpaid as of the effective date of termination (the "Accrued Amounts").

b.    Termination Without Cause; Resignation for Good Reason. The Company may terminate the Executive’s employment hereunder Without Cause, and the Executive may terminate his employment hereunder for Good Reason, upon thirty (30) days prior written Notice of Termination as defined herein Section 6.d., in each case the Term ending on the Date of Termination as defined herein in Section 6.e.

c.    Termination Upon Death or Disability. The Executive’s employment hereunder shall terminate upon his death or may be terminated at the Board’s sole discretion upon Executive’s absence from his responsibilities with the Company on a full-time basis for forty-five (45) calendar days in any consecutive twelve (12) months period as a result of Executive's mental or physical illness or injury (hereinafter a “Disability”). If the Executive’s employment is terminated due to his death or Disability, the Company shall provide the Executive or his legal representative, as the case may be, any accrued or vested compensation, including Accrued Amounts through the “Date of Termination” (as hereafter defined) and reimbursement for unpaid business expenses through such date.

d.    Notice of Termination. Any termination of the Executive’s employment by the Company (other than termination upon death of the Executive), or by the Executive shall be communicated by Written Notice of Termination by such party to the other. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated (as applicable).

e.    Date of Termination. “Date of Termination” shall mean (i) if the Executive’s employment is terminated by his death, the date of his death, or (ii) if the Executive’s employment is terminated pursuant to any of the other terms set forth above, the date specified in the Notice of Termination.

f.    Cooperation after Termination. Following termination of the Executive’s employment, upon request of the Company, the Executive shall reasonably cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company. In the case of termination of the Executive’s employment because of the expiration of the Term of this Agreement, a termination without Cause, or the Executive’s resignation for Good Reason, the Executive will be compensated by the Company for such services at a rate of remuneration to be mutually agreed upon by the parties. The Executive shall also reasonably cooperate in the defense of any action brought by any third party against the Company that relates in any way to the Executive’s acts or omissions while employed by the Company, provided that any such cooperation shall be at the reasonable expense of the Company and at a rate of remuneration to be mutually agreed upon by the parties.

7.    Company Policies.

a.    Executive understands that the provisions of any employee handbooks, personnel manuals and any and all other written statements of or regarding personnel policies, practices or procedures that are or may be issued by the Company or any official or department thereof from time to time (the “Company Policies”) do not and shall not constitute a contract of employment and do not and shall not create any vested rights; that any such provisions may be changed, revised, modified, suspended, canceled, or eliminated by the Company at any time, in its sole discretion, with or without notice; and that such provisions constitute guidelines only and may be disregarded either in individual or company-wide situations when, in the sole opinion and judgment of the Company, circumstances so require.

b.    Executive shall comply with all applicable Company Policies, which may be in effect from time to time during the term of this Agreement. Notwithstanding the foregoing, in the event of a conflict between any such Company Policies and the terms of this Agreement, the terms of this Agreement shall govern. If a provision in any policy conflicts with this Agreement, the terms of this Agreement shall prevail.

8.    Non-Solicitation; Confidentiality.

a.    Non-Solicitation. During the Term and for the period of one year (1) year thereafter, the Executive agrees that he will not, directly or indirectly, (i) solicit, divert or recruit or encourage any of the employees of the Company, or any person who was an employee of the Company during the Term, to leave the employ of the Company or terminate or alter their contractual relationship in a way that is adverse to the Company's interests, (ii) solicit or divert business from the Company, or assist any person or entity in doing so or attempting to do so or (iii) cause or seek to cause any person or entity to refrain from dealing or doing business with the Company or assist any person or entity in doing so or attempting to do so.

b.	Confidential and Proprietary Information.

(1)    The Executive will not disclose or use, at any time either during or after the term of this Agreement, except at the request of the Company or an affiliate of the Company, any Confidential and Proprietary Information (as herein defined) except to the extent disclosure is or may be required by a statute, by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information, provided, however, that the Executive shall give the Company notice of any such request or demand for such information upon his receipt of same and the Executive shall reasonably cooperate with the Company in any application the Company may make seeking a protective order barring disclosure by the Executive. The Executive acknowledges that the Confidential and Proprietary Information constitutes a unique and valuable asset of the Company and each affiliate of the Company, and that any disclosure or other use of the Confidential and Proprietary Information other than for the sole benefit of the Company or the affiliates of the Company could cause irreparable harm to the Company or the affiliates of the Company, as the case may be. “Confidential and Proprietary Information” shall mean all of the Company’s (or any affiliate’s) proprietary information, technical data, trade secrets, and know-how, including, without limitation, schematics, research, product plans, customer lists, information and plans about costs, profits, markets and sales, software, developments, development tools, inventions, discoveries, processes, ideas, formulas, algorithms, technology, designs, drawings, business strategies and financial data and information, including but not limited to Creations, whether or not marked as “Confidential” or “Proprietary.” “Confidential or Proprietary Information” shall also mean any and all information received by the Company (or any affiliate) from customers of the Company (or an affiliate) or other third parties subject to a duty to be kept confidential.

(2)    The Executive hereby acknowledges and agrees that all personal property, including, without limitation, Confidential and Proprietary Information, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by the Executive in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Creations, belong to the Company. Immediately following the termination of this Agreement, the Executive shall promptly return to the Company all such materials, and certify to the Company in writing that he has not retained any written or other tangible or electronic material containing any Confidential and Proprietary Information or other information pertaining to the Company or any Creation.

(3)    The Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former company or other person or entity and that the Executive will not bring onto the premises of the Company any unpublished document or proprietary information that belongs to any such company, person or entity unless consented to in writing by such previous company, person or entity.

c.    Remedies. The Executive agrees and acknowledges that the foregoing restrictions and the duration and the territorial scope thereof as set forth in this Section 9 are under all of the circumstances reasonable and necessary for the protection of the Company and its business. In the event that the Executive shall breach any of the provisions of Section 7 or 10, in addition to and without limiting or waiving any other remedies available to the Company, at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provision of this Agreement.

9.    Notices. For the purposes of this Agreement, notices, demands, and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or by an overnight courier, in each case addressed as follows:

If to the Company:	If to the Executive:
PCMT Corporation Attn: Nachman Shlomo Kohen 4 Nafcha Street Jerusalem, Israel 95508	Asher Zwebner _______________ _______________ _______________

10.    Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. Except as otherwise specifically provided herein, the rights of, and benefits payable to, Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company. This Agreement shall be construed together to effectuate the mutual intent of the parties. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement.

11.    Succession. The provisions of this Agreement shall be binding upon any successor entity to the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires or controls all or substantially all of the assets or business of the Company. The Company agrees that it will cause any successor entity to the Company unconditionally to assume, by written instrument delivered to the Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle the Executive to compensation and other benefits described in Section 8 hereof.

12.    Invalidity or Unenforceability. If any term or provision of this Agreement is held to be invalid or unenforceable, for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

13.    Arbitration. Except as otherwise expressly provided herein, any controversy or claim arising out of or relating to this Agreement, or the breach hereof, or the inability of the parties to reach agreements pursuant to Section 6(f) or Section 9(a), shall be settled by arbitration in New York, New York, before one arbitrator in accordance with rules then in effect of the American Arbitration Association. The non-prevailing party will pay the legal expenses of the prevailing party.

14.    Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

15.    Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and shall be binding and effective immediately upon the execution by all Parties of one or more counterparts.

16.    Construction and Joint Preparation.  This Agreement shall be construed together to effectuate the mutual intent of the Parties. The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any Party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. The headings contained in this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

17.    Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof.

[remainder of this page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written.

COMPANY: PCMT CORPORATION By: /s/ Nachman Shlomo Kohen Name: Nachman Shlomo Kohen Title: Chief Executive Officer	EXECUTIVE: By: /s/ Asher Zwebner Name: Asher Zwebner